                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Exchange
                                 Act of 1934

              Date of Report (Date of earliest event reported):
                                 May 22, 1995


                          CHOICE DRUG SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)


New York                          0-20606                       11-2310352
--------                        -----------                     ----------
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                  Identification
incorporation)                                                     Number)

              2930 Washington Blvd., Baltimore, Maryland  21230
              -------------------------------------------------
                   (Address of principal executive offices)


                                (410) 646-6987
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
             ----------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)


-------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Premier Pharmacy, Inc.

                  (i) Audited consolidated balance sheets of Premier Pharmacy, Inc. as of May 31, 1995 and June 30, 1994 and the related consolidated statements of operations, stockholders' deficit and cash flows for the eleven months ended May 31, 1995 and for each of the years ended June 30, 1994 and 1993.

                  (ii) Audited balance sheet of Compuscript, Inc. as of October 31, 1993 and December 31, 1992 and the related statements of income, stockholders' equity and cash flows for the ten months ended October 31, 1993 and the year ended December 31, 1992. (Acquired on November 1, 1993 by Premier Pharmacy, Inc. as a wholly owned subsidiary.)

         (b)      Pro Forma Financial Statements

                  (i)     Introductory information

                  (ii) Unaudited pro forma selected income statement data of Choice Drug Systems, Inc. for the three months ended May 31, 1995 and the year ended February 28, 1995.

         (c)      Exhibits - None

                                Consolidated Financial Statements

                              Premier Pharmacy, Inc. and Subsidiaries

                               Eleven months ended May 31, 1995 and
                                Years ended June 30, 1994 and 1993
                               with Report of Independent Auditors

                   Premier Pharmacy, Inc. and Subsidiaries

                      Consolidated Financial Statements


   Eleven months ended May 31, 1995 and Years ended June 30, 1994 and 1993




                                   CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

Audited Financial Statements

Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
Consolidated Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Consolidated Statements of Stockholders' Deficit  . . . . . . . . . . . . . . . . . . . . . . .      6
Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .      8


                        Report of Independent Auditors

Board of Directors
Premier Pharmacy, Inc.

We have audited the accompanying consolidated balance sheets of Premier Pharmacy, Inc. and subsidiaries (the Company) as of May 31, 1995 and June 30, 1994, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the eleven months ended May 31, 1995, and the year ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Premier Pharmacy, Inc. and subsidiaries at May 31, 1995 and June 30, 1994, and the consolidated results of their operations and their cash flows for the eleven months ended May 31, 1995, and the year ended June 30, 1994, in conformity with generally accepted accounting principles.


                                                        /s/ Ernst & Young LLP


July 20, 1995

                   Report of Independent Public Accountants

To the Board of Directors of
Premier Pharmacy, Inc.

We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Premier Pharmacy, Inc. (a Delaware corporation) and Subsidiaries (the Company) for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Premier Pharmacy, Inc. and subsidiaries for the year ended June 30, 1993, in conformity with generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP


Atlanta, Georgia
November 1, 1993

                   Premier Pharmacy, Inc. and Subsidiaries

                         Consolidated Balance Sheets


                                                                     MAY 31,          JUNE 30,
                                                                      1995              1994
                                                                  -----------------------------
ASSETS
Current assets:
  Cash                                                            $   115,455     $  1,111,354
  Accounts receivable, net of allowance for doubtful accounts
    of $241,605 in 1995 and $202,950 in 1994                        3,850,456        2,575,163
  Notes receivable, net of allowance for uncollectible notes
    of $41,000 in 1995 and $40,000 in 1994                            188,511          252,714
  Employee receivables                                                 58,750           59,255
  Inventories                                                       1,586,934        1,402,859
  Prepaid expenses                                                     89,404          182,129
  Deferred income taxes (Note 8)                                            -          269,586
  Refundable income taxes (Note 8)                                     90,460                -
                                                                  ----------------------------
Total current assets                                                5,979,970        5,853,060


Deferred income taxes (Note 8)                                        165,393          29,675

Property and equipment:
  Land                                                                  5,704           5,704
  Buildings                                                            28,836          28,836
  Leasehold improvements                                              117,529          57,692
  Automobiles                                                          98,373          23,351
  Furniture and fixtures                                              780,746         775,871
  Equipment                                                           653,670         438,613
                                                                  ---------------------------
                                                                    1,684,858       1,330,067
  Accumulated depreciation                                            700,552         481,500
                                                                  ---------------------------
                                                                      984,306         848,567


Other assets:
  Noncompete agreements, net of accumulated amortization of
    $350,000 in 1995 and $139,167 in 1994                             800,000         710,833
  Goodwill, net of accumulated amortization of
    $237,144 in 1995 and $76,420 in 1994 (Note 10)                  4,989,657       3,361,451
  Loan origination fee, net of accumulated amortization
    of $55,271                                                        285,151               -
  Other                                                                70,962          13,898
                                                                  ---------------------------
                                                                    6,145,770       4,086,182
                                                                  ---------------------------
Total assets                                                      $13,275,439     $10,817,484
                                                                  ===========================



See accompanying notes.

                                                                      MAY 31,              JUNE 30,
                                                                       1995                 1994
                                                                    --------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Accounts Payable                                                  $ 1,207,906          $ 1,087,709
  Accrued liabilities                                                 1,395,376            1,168,001
  Due to Choice                                                         200,000                    -
  Current maturities of long-term debt and capital
   lease obligations (Note 3)                                         6,689,715            1,607,413
  Income taxes payable (Note 8)                                               -               19,922
                                                                    --------------------------------
Total current liabilities                                             9,492,997            3,883,045


Deferred income taxes (Note 8)                                          589,964              546,497

Other liabilities (Note 2)                                              600,000              500,000

Long-term debt and capital lease obligations, less
  current maturities (Note 3)                                           714,224            2,653,317

Subordinated debentures (Note 4)                                              -            3,521,420

Commitments (Note 7)

Redeemable, convertible preferred stock (Note 5):
  Series A, $.001 par value, redemption and
    liquidation value $3,329,028:
    Authorized, issued and outstanding shares - 1,752,120             3,191,934            3,131,612
  Series B, $.001 par value, redemption and
    liquidation value $3,679,274:
    Authorized, issued and outstanding shares - 2,787,329             3,603,981                    -

Stockholders' deficit (Notes 5 and 6):
  Series A common stock, $.001 par value:
    Authorized shares - 9,309,525
    Issued and outstanding shares - 1,247,880                             1,248                1,248
  Series B common stock, $.001 par value:
    Authorized shares - 581,800                                               -                    -
  Warrants                                                              216,301              104,123

  Accumulated deficit                                                (5,135,210)          (3,523,778)
                                                                    --------------------------------
Total stockholders' deficit                                          (4,917,661)          (3,418,407)
                                                                    --------------------------------
Total liabilities and stockholders' deficit                         $13,275,439          $10,817,484
                                                                    ================================

                   Premier Pharmacy, Inc. and Subsidiaries

                    Consolidated Statements of Operations



                                         ELEVEN MONTHS                 YEAR ENDED JUNE 30,
                                         ENDED MAY 31,          ---------------------------------
                                             1995                   1994                  1993
                                         --------------------------------------------------------
 Revenues, net of discounts              $23,433,541            $22,689,244           $20,864,522

 Cost of sales                            13,790,535             12,803,969            12,538,490
                                         --------------------------------------------------------
 Gross margin                              9,643,006              9,885,275             8,326,032
                                         --------------------------------------------------------

 Operating expenses:
   Salaries                                7,579,491              6,663,543             6,806,751
   Other operating expenses                1,978,418              1,942,904             1,274,942
   Depreciation and amortization             711,257                593,523               355,780
   Goodwill write-off (Note 10)                    -              2,490,733                     -
   Restructuring costs (Note 12)             178,848                      -                     -
   Reorganization costs (Note 11)                  -                      -               630,524
                                         --------------------------------------------------------
 Total operating expenses                 10,448,014             11,690,703             9,067,997


 Loss from operations                       (805,008)            (1,805,428)             (741,965)

 Interest expense, net of
   investment income of
   $216,988 in 1995, $253,867
   in 1994 and $181,587 in 1993              525,480                326,293               154,766
                                         --------------------------------------------------------
 Loss before income taxes                 (1,330,488)            (2,131,721)             (896,731)

 Income tax expense (benefit) (Note 8)       207,335                603,312              (239,598)
 Net loss                                --------------------------------------------------------
                                         $(1,537,823)           $(2,735,033)          $  (657,133)
                                         ========================================================

See accompanying notes.

                   Premier Pharmacy, Inc. and Subsidiaries

               Consolidated Statements of Stockholders' Deficit


                                       SERIES A   SERIES B
                                        COMMON     COMMON                      ACCUMULATED
                                        STOCK      STOCK        WARRANTS         DEFICIT            TOTAL
                                       --------------------------------------------------------------------
 Balance at June 30, 1992              $1,248      $   -       $ 50,123     $         -         $    51,371
   Accretion of Series A
     preferred stock                        -          -              -         (65,806)            (65,806)
   Net loss                                 -          -              -        (657,133)           (657,133)
                                       --------------------------------------------------------------------
 Balance at June 30, 1993               1,248          -         50,123        (722,939)           (671,568)
   Accretion of Series A
     preferred stock (Note 5)               -          -              -         (65,806)            (65,806)
   Issuance of warrants (Note 6)            -          -         54,000               -              54,000
   Net loss                                 -          -              -      (2,735,033)         (2,735,033)
                                       --------------------------------------------------------------------
 Balance at June 30, 1994               1,248          -        104,123      (3,523,778)         (3,418,407)
   Accretion of Series A
     preferred stock (Note 5)               -          -              -         (60,322)            (60,322)
   Accretion of Series B
     preferred stock (Note 5)               -          -              -         (13,287)            (13,287)
   Issuance of Warrants (Note 6)            -          -        112,178               -             112,178
   Net loss                                 -          -              -      (1,537,823)         (1,537,823)
                                       --------------------------------------------------------------------
 Balance at May 31, 1995               $1,248      $   -       $216,301     $(5,135,210)        $(4,917,661)
                                       ====================================================================


See accompanying notes.

                    Premier Pharmacy, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows


                                                                ELEVEN MONTHS            YEAR ENDED JUNE 30
                                                                ENDED MAY 31,       -----------------------------
                                                                    1995                1994               1993
                                                                --------------------------------------------------
 OPERATING ACTIVITIES
 Net loss                                                       $(1,537,823)        $(2,735,033)        $ (657,133)
 Adjustments to reconcile net loss to net
   cash (used in) provided by operating
    activities:
     Depreciation and amortization                                  711,257             593,523            355,780
     Debt discount amortization                                      55,540               9,620             15,923
     Loss on sale of assets                                          16,985               5,551                  -
     Goodwill write-off                                                   -           2,490,733                  -
     Changes in operating assets and liabilities,
      net of acquisitions:
         Accounts receivable and employee receivables              (419,546)            175,467            580,336
         Notes receivable                                            64,203             244,036           (380,947)
         Inventories                                                139,925             468,306            (15,087)
         Prepaid expenses                                            92,725            (136,729)            21,757
         Refundable income taxes and income taxes
          payable                                                  (110,382)            166,457           (186,510)
         Deferred income taxes                                      177,335             505,892           (289,088)
         Other                                                      (57,064)              3,597                  -
         Accounts payable, accrued liabilities and
           other liabilities                                       (710,889)           (858,434)           399,772
         Due to Choice                                              200,000                   -                  -
                                                                --------------------------------------------------
 Net cash (used in) provided by operating                        (1,377,734)            932,986           (155,197)
   activities

 INVESTING ACTIVITIES
 Acquisition of Compuscript, net of cash                                  -          (2,451,839)                 -
   acquired
 Acquisition of Jacobson, net of cash                              (947,684)                  -                  -
   acquired
 Acquisition of DCC, net of cash acquired                          (682,804)                  -                  -
 Capital expenditures                                              (471,049)           (329,837)          (197,878)
 Proceeds from the sale of property and                              57,978             113,900                  -
   equipment
 Decrease in short-term investments                                       -                   -            110,000
                                                                --------------------------------------------------
 Net cash used in investing activities                           (2,043,559)         (2,667,776)           (87,878)

 FINANCING ACTIVITIES
 Proceeds from issuance of debt                                   6,819,020           2,887,575                  -
 Loan origination fee                                              (340,422)                  -                  -
 Payments on long-term debt, capital lease
   obligations and subordinated debentures                       (4,053,204)           (726,185)          (181,433)
                                                                --------------------------------------------------
 Net cash provided by (used in) financing                         2,425,394           2,161,390           (181,433)
   activities

 Net (decrease) increase in cash                                   (995,899)            426,600           (424,508)
 Cash at beginning of year                                        1,111,354             684,754          1,109,262
                                                                --------------------------------------------------
 Cash at end of year                                            $   115,455         $ 1,111,354         $  684,754
                                                                ==================================================

 SUPPLEMENTAL DISCLOSURES
 Cash paid during the year for interest                         $   509,904         $   568,506         $  311,421
                                                                ==================================================
 Cash paid during the year for income taxes                     $         -         $         -         $  236,000
                                                                ==================================================


See accompanying notes.
                                                                               7

                   Premier Pharmacy, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                                 May 31, 1995





1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

Premier Pharmacy, Inc. (PPI or the Company), manages pharmacies for small- to medium-size hospitals and owns and operates long-term care pharmacies.

The consolidated financial statements include PPI and its wholly owned subsidiaries: Compuscript, Inc. (Compuscript); PharmaSource, Inc. (PharmaSource); Pharmacy Consulting Acquisition, Corp. (PCA); Innovative Pharmacy Services, Inc. (IPS); Diversified Home Therapies, Inc.; Innovative Pharmacy Services of Puerto Rico, Inc.; and Healthcare Pharmacy Services, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

On May 22, 1995, effective for accounting purposes on May 31, 1995, the Company was acquired by Choice Drug Systems, Inc. (Choice), for $4,250,000 in cash. The financial statements do not reflect adjustments which may be required as a result of this transaction.

CONTRACT REVENUE

Revenue on all contracts is recognized as services are performed. The Company has one hospital contract which comprised 28.4%, 36.5%, and 50.4% of total revenue for 1995, 1994, and 1993, respectively.

INVENTORIES

Inventories consist of pharmaceutical supplies and drugs stated at the lower of cost or market on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives (primarily five years). Equipment under capital leases is amortized on a straight-line basis over the shorter of the lease term or the estimated remaining useful life of the asset.

OTHER ASSETS

Goodwill and noncompete agreements are recorded at cost at the date of the related acquisition and are amortized on a straight-line basis. Goodwill is amortized over 30 years and noncompete agreements are amortized over the five-year term of the agreements. Loan origination fees are stated at cost and amortized over the term of the loan.

                   Premier Pharmacy, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

The Company performs periodic credit evaluations of its customers' financial conditions and does not require collateral. Receivables are generally due within 30 days. Credit losses from customers have been within management's expectations, and management believes that the allowances for doubtful accounts and uncollectible notes adequately provide for any expected losses.

INCOME TAXES

The Company accounts for income taxes under the liability method as required by the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

RECLASSIFICATIONS

Certain reclassifications have been made to prior year amounts to conform to the 1995 presentation.

2. ACQUISITIONS

On July 1, 1994, PharmaSource acquired the assets of Robert Jacobson Pharmacy, Ltd. (Jacobson). Consideration for the acquisition consisted of $1,000,000 in cash and a $125,000 note payable to the sellers. PharmaSource will pay up to $900,000 in additional consideration if Jacobson's total revenues exceed a specified amount for the years ended June 30, 1995 and 1996. The acquisition was accounted for as a purchase. The excess purchase price over the fair value of the net assets of $1,155,145 was allocated to goodwill. PharmaSource agreed to pay the sellers $50,000 per year for five years for a noncompete agreement.

On July 1, 1994, PCA acquired the assets of Drug Computer Consultants, Ltd., and Carl A. Pannuti Consultant Pharmacists, P.C. (DCC). Consideration for the acquisition consisted of $650,000 in cash and a $150,000 note payable to the sellers. The acquisition was accounted for as a purchase. The excess purchase price over the fair value of the net assets of $587,040 was allocated to goodwill. PCA paid the sellers $50,000 for a five-year noncompete agreement.

                    Premier Pharmacy, Inc. and Subsidiaries

2. ACQUISITIONS (CONTINUED)

On November 1, 1993, PPI acquired all the capital stock of Compuscript for $2,250,000 in cash and a $1,770,607 note payable. Additionally, PPI will pay up to $1,100,000 in additional consideration if Compuscript achieves certain cumulative earnings through June 30, 1998. The acquisition was accounted for as a purchase. The excess purchase price over the fair value of the net assets of $3,437,871 was allocated to goodwill. During 1995, goodwill was increased by $46,745 related to adjustments to certain assets identified in the purchase price allocation. PPI agreed to pay the sellers $150,000 per year for five years for a noncompete agreement.

On July 15, 1992, effective for accounting purposes on June 30, 1992, PPI acquired all of the capital stock of IPS for $4,168,133 cash, a $1,250,000 note payable, and 468,000 shares of PPI stock for a total purchase price of $5,418,601. The acquisition has been accounted for as a purchase. The excess purchase price over the fair value of the net assets of $2,649,476 was allocated to goodwill.

                    Premier Pharmacy, Inc. and Subsidiaries

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations at May 31, 1995, and June 30, 1994, consist of the following:

                                                                                            1995              1994
                                                                                          ---------------------------
 Term loan with CreditAnstalt Corporate Finance, Inc.
    (CreditAnstalt), interest at prime plus 1-3/4% (9% at May 31,
    1995); due June 30, 1996; collateralized by substantially all assets                  $2,194,029       $

 Borrowings under a $5,000,000 revolving loan with CreditAnstalt;
    expires June 30, 1999; interest at prime plus 1-1/2%; collateralized
     by substantially all assets                                                           3,225,000                -

 Term loan with Silicon Valley Bank (the Bank), interest at prime plus 3%; due in monthly installments of approximately $10,638 plus interest through July 1996; collateralized by substantially all
    assets                                                                                         -          255,320

 Borrowings under a $3,000,000 line of credit with the Bank; due on
    November 5, 1994; interest at prime plus 2% payable monthly;
    collateralized by substantially all assets                                                     -          993,240

 Note payable; interest at 9% payable monthly; principal payable annually in varying amounts through July 1997; collateralized by
    common stock of IPS                                                                            -        1,083,375

 Notes payable to former stockholders of Compuscript; interest at 6%;
    due October 31, 1995                                                                   1,000,000        1,000,000

 Notes payable to former stockholders of Compuscript; due in monthly installments of $14,898, including interest at 6% through
    October 31, 1988                                                                         551,036          680,686

 Note payable to former stockholder of Jacobson; interest at 7%; due
    August 11, 1996                                                                          125,000                -

 Notes payable to former stockholders of DCC; interest at 7%; due in
    annual installments of $30,000 through June 30, 1999                                     150,000                -

 Capital lease obligations                                                                   103,771          168,167

 Other                                                                                       111,741           79,942
                                                                                          ---------------------------
                                                                                           7,460,577        4,260,730
 Less unamortized discount                                                                    56,638                -
                                                                                          ---------------------------
                                                                                           7,403,939        4,260,730
 Less current maturities                                                                   6,689,715        1,607,413
                                                                                          ---------------------------
                                                                                          $  714,224       $2,653,317
                                                                                          ===========================

                    Premier Pharmacy, Inc. and Subsidiaries

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

The aggregate maturities of long-term debt, net of unamortized discount, and capital lease obligations at May 31, 1995, were as follows:

           1996                                      $6,689,715
           1997                                         373,216
           1998                                         197,995
           1999                                         113,013
           2000 and thereafter                           30,000
                                                     ----------
                                                     $7,403,939
                                                     ==========

The principal amount of the term loan with CreditAnstalt has been reduced by $112,178, which has been recorded as warrants to reflect the value of 581,800 detachable warrants to purchase PPI Series A common stock or Series B common stock (see Note 6).

Agreements with CreditAnstalt stipulate that PPI provide certain information and maintain certain financial ratios and minimum net worth and earnings levels. As of May 31, 1995, the Company was in violation of these covenants. Therefore, the amounts due under the agreements with CreditAnstalt have been reflected as current. All borrowings from CreditAnstalt were repaid in connection with the acquisition of the Company.

4. SUBORDINATED DEBENTURES

On August 11, 1994, PPI converted the outstanding subordinated debentures including accrued interest totaling $3,590,694, net of unamortized discount of $78,580 and issuance costs of $10,000, into 2,787,329 shares of Series B preferred stock at $.001 par value. (See Note 5.) Therefore, the debentures have been classified as noncurrent at June 30, 1994.

On November 1, 1993, PPI issued $2,800,000 of subordinated debentures at a stated interest rate of prime plus 2%. These debentures are subordinate to all of the long-term debt. The principal amount of the subordinated debentures has been reduced by $54,000, which has been recorded as warrants to reflect the value of 540,000 detachable warrants to purchase PPI Series A common stock. (See Note 6.)

In July 1992, PPI issued $1,000,000 of subordinated debentures at a stated interest rate of 10%. These debentures are subordinate to all of the long-term debt. The principal amount of the subordinated debentures has been reduced by $50,123, which has been recorded as

                   Premier Pharmacy, Inc. and Subsidiaries

4. SUBORDINATED DEBENTURES (CONTINUED)

warrants to reflect the value of 529,412 detachable warrants to purchase PPI Series A common stock at $.001 per share. (See Note 6.)

Unamortized discount relating to subordinated debentures at June 30, 1994 and 1993, was $78,580, and $34,200, respectively.

5. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

In connection with the purchase of IPS in 1992, PPI issued 1,752,120 shares of its redeemable, $.001 par value Series A preferred stock for $3,000,000, net of a $335,000 issuance fee paid to a related party. Each Series A preferred share is convertible to one share of common stock at the option of the Series A preferred shareholder. The Series A preferred stock has voting rights equal to those of the common stock.

The Series A preferred stock pays dividends at the discretion of the Board of Directors but at least equal to any dividends paid to the common stock. Commencing July 15, 1997, the Series A preferred shares earn $.0476 per share per year in dividends, and such dividends are cumulative. Each Series A preferred share can be liquidated at the option of the preferred stockholder on or after July 17, 1997, for $1.90 per share plus accrued dividends. Accordingly, Series A preferred stock is accreted to reflect this liquidation preference over the period from issuance to July 17, 1997.

In connection with the acquisition of IPS, PPI also issued 468,000 shares of Series A common stock to IPS shareholders.

In connection with the conversion of the subordinated debentures, PPI amended its Certificate of Incorporation for new series of preferred stock (Series B) and common stock (Series B).

The $.001 par value, Series B preferred stock is convertible to one share of Series A common stock at the option of the Series B preferred shareholder. The Series B preferred stock pays dividends at the discretion of the Board of Directors but at least equal to any dividends paid to the common stock. The Series B preferred stock ranks, as to dividends and upon liquidation, equally with the Series A preferred stock and senior to the Series A and Series B common stock. Each Series B preferred share can be liquidated at the option of the preferred stockholder on or after August 11, 1999, for $1.32 per share plus accrued dividends. Accordingly, the Series B preferred stock is accreted to reflect this liquidation preference over the period from issuance to August 11, 1999.

                   Premier Pharmacy, Inc. and Subsidiaries

5. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (CONTINUED)

The Series A and Series B common stock rank equally as to dividends and upon liquidation and junior to the Series A and Series B preferred stock.

6. STOCK PURCHASE WARRANTS AND STOCK OPTIONS

In connection with the financing obtained from CreditAnstalt, PPI issued warrants to purchase 581,800 shares of Series A common stock or Series B common stock at a price of $.001 per share. The warrants expire August 12, 2004.

In connection with the issuance of subordinated debentures in July 1992, warrants were issued to purchase 529,412 shares of common stock at $.001 expiring July 15, 2002. In connection with the issuance of subordinated debentures in November 1993, warrants were issued to purchase 540,000 shares of common stock at $.10 expiring November 1, 2003.

The 1992 stock option plan (the Plan) authorizes the granting of incentive and nonqualified stock options. The purchase price of the shares under option must be at least 100% of the fair market value of the common stock at date of grant. The options granted become exercisable over five years and have to be exercised the earlier of ten years from the date of grant or a date determined by the Board of Directors. Data with respect to stock options under the Plan are as follows:

                                                                                  OPTIONS
                                                      SHARES               ---------------------
                                                     RESERVED                          PRICE PER
                                                     FOR GRANT              SHARES       SHARE
                                                     -------------------------------------------
 June 30, 1992                                        300,000                   -          $
    Granted                                            (5,000)              5,000
 June 30, 1993                                        295,000               5,000            .03
                                                     ------------------------------
    Granted                                          (202,000)            202,000        .03-.10
    Canceled                                           14,000             (14,000)           .03
                                                     ------------------------------
 June 30, 1994                                        107,000             193,000              -
    Additional shares reserved for grant              796,600                   -              -
    Granted                                          (476,742)            476,742            .21
    Canceled                                            1,000              (1,000)           .03
 May 31, 1995                                         427,858             668,742        .03-.21
                                                     ===========================================
 Exercisable at May 31, 1995                                -              39,650       $.03-.10
                                                     ===========================================

                   Premier Pharmacy, Inc. and Subsidiaries

6. STOCK PURCHASE WARRANTS AND STOCK OPTIONS (CONTINUED)

In connection with the conversion of the subordinated debentures, PPI reserved an additional 796,600 shares of Series A common stock for issuance under the Plan.

7. COMMITMENTS

PPI entered into operating leases for office space and equipment. Rent expense of $239,058, $103,814, and $80,678 was recognized during 1995, 1994, and 1993.
Future minimum rental payments under operating leases, including abandoned leases, as of May 31, 1995, are as follows:

                                                  OPERATING         ABANDONED
                                                    LEASES            LEASES
                                                 -----------------------------
      1996                                       $   239,095         $  63,887
      1997                                           232,852           198,560
      1998                                           231,512            46,583
      1999                                           232,526                 -
      2000                                           161,104                 -
      Thereafter                                      47,150                 -
                                                  ----------------------------
      Total future minimum payments               $1,144,239          $309,030
                                                  ============================

8. INCOME TAXES

The income tax expense (benefit) reflected in the statements of operations for the eleven months ended May 31, 1995, and the years ended June 30,1994 and 1993, is as follows:

                                        1995            1994             1993
                                     -------------------------------------------
      Current                        $ 30,000        $  97,420        $   49,490
      Deferred                        177,335          505,892          (289,088)
                                     -------------------------------------------
                                     $207,335         $603,312         $(239,598)
                                     ===========================================

                   Premier Pharmacy, Inc. and Subsidiaries

8. INCOME TAXES (CONTINUED)

A reconciliation between income taxes computed at the federal statutory rate and the Company's expense for income taxes for the eleven months ended May 31, 1995, and the years ended June 30, 1994 and 1993, is as follows:

                                           1995               1994                 1993
                                        --------------------------------------------------
Federal income tax (benefit) at
   statutory rate                       $(452,366)           $(850,161)          $(304,859)
Nondeductible goodwill write-off                -              972,225                   -
Puerto Rico taxes                               -              452,137                   -
Nondeductible expense items                41,093               60,482              31,822
State income taxes                         30,000               30,000               5,153
Change in valuation allowance             587,319              (59,962)             28,286

Other                                       1,289               (1,409)                  -
                                        --------------------------------------------------
                                        $ 207,335            $ 603,312           $(239,598)
                                        ==================================================

The Puerto Rico Income Tax Act imposes a 25% withholding tax on dividends from sources within Puerto Rico to foreign corporations. This withholding tax was not accrued as of June 30, 1993, because it is not payable as long as operations continue in Puerto Rico. However, during the year ended June 30, 1994, the two major Puerto Rico contracts were terminated and management is considering whether to continue operations in Puerto Rico. Therefore, $452,137 of withholding tax was recorded as of June 30, 1994.

                   Premier Pharmacy, Inc. and Subsidiaries

8. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of May 31, 1995 and June 30, 1994 are as follows:

                                                                1995              1994
                                                            ------------------------------
 Deferred tax liabilities:
   Depreciation                                             $(145,164)           $(121,926)
   Puerto Rico withholding tax                               (424,571)            (424,571)
   Goodwill amortization                                      (20,229)                   -
                                                            ------------------------------
 Total deferred tax liabilities                              (589,964)            (546,497)

 Deferred tax assets:
   Foreign tax credit carryforwards                            60,750               86,938
   Bad debt reserves                                          107,010               92,321
   Accrued liabilities                                        104,327              177,265
   Puerto Rico loss carryforward                                    -               17,843
   Net operating loss carryforward                            498,057                    -
   Amortization of noncompete agreements                       83,811                    -
   Other                                                        3,538               29,675
                                                            ------------------------------
 Total deferred tax assets                                    857,493              404,042
   Valuation allowance                                       (692,100)            (104,781)
                                                            ------------------------------
   Deferred tax assets after valuation allowance              165,393              299,261
                                                            ------------------------------
 Net deferred tax liability                                 $(424,571)           $(247,236)
                                                            ==============================

The Company has established a valuation allowance as of May 31, 1995, and June 30, 1994, for the foreign tax credit carryforward and other deferred tax assets not likely to be recovered. The net operating loss carrforward expires in 2010. The foreign tax credits of $60,750 are available for carryforward through 1999.

9. PROFIT-SHARING PLAN

PPI has a 401(k) profit-sharing plan (the Profit-Sharing Plan) covering all eligible employees. Employee contributions are voluntary. PPI matches employee contributions equal to 35% of the employee's contribution up to 3% of the employee's annual salary. The trustees of the Profit-Sharing Plan are the chief executive officer and the vice president of finance of PPI. During 1995, 1994, and 1993, PPI recognized expense of $33,461, $20,045, and $19,110, respectively, of expense for its contributions to the Profit-Sharing Plan.

                   Premier Pharmacy, Inc. and Subsidiaries

10. GOODWILL

Changes in goodwill are summarized as follows:

       Balance at July 1, 1993                                        $2,583,802
         Amortization                                                   (169,489)
         Compuscript purchase                                          3,437,871
         Write-off                                                    (2,490,733)
                                                                      ----------
       Balance at June 30, 1994                                        3,361,451
         Amortization                                                   (160,724)
         Jacobson purchase                                             1,155,145
         DCC purchase                                                    587,040
         Compuscript adjustment                                           46,745
                                                                      ----------
       Balance at May 31, 1995                                        $4,989,657
                                                                      ==========

During 1994, the Company began concentrating sales, operations, and acquisition efforts in long-term care pharmacy operations rather than hospital operations. The Company has acquired three long-term care pharmacy operations and is actively selling to this market. During 1994, hospital contracts were reduced from 43 to 25 and additional contracts were not being actively pursued. Accordingly, the Company determined that projected results of the hospital division would not support the future amortization of the remaining goodwill balance related to these operations.

To assess the recoverability of goodwill relating to hospital operations, the Company projected the operating results of the hospital operations over the estimated life of key contracts. Based on these estimates, the cumulative net income before goodwill amortization was insufficient to recover the goodwill balance. Accordingly, the Company wrote off its remaining goodwill balance relating to hospital operations.

11. REORGANIZATION COSTS

As of June 30, 1993, the Company had committed to a centralization of all administrative functions that had been performed in Atlanta, Georgia; Austin, Texas; and San Juan, Puerto Rico, to a new location in Dallas, Texas. This centralization process included terminating certain employees and closing and relocating certain corporate offices. In conjunction with the reorganization, the Company recognized expenses totaling $630,524, representing primarily the discounted value of the remaining lease commitments, the costs of moving to the new location, and severance pay for terminated employees.

                   Premier Pharmacy, Inc. and Subsidiaries

12. ACQUISITION OF THE COMPANY

In anticipation of the acquisition of PPI by Choice, the employees of PPI assisted in certain management functions at Choice. In addition, PPI incurred travel expenses related to these services and other costs (primarily severance and professional fees) directly related to the acquisition totaling $178,848.

                             Financial Statements

                              Compuscript, Inc.

                 Ten-Month Period ended October 31, 1993 and
                         Year ended December 31, 1992
                     with Report of Independent Auditors

Ernst & Young [LOGO]




                        Report of Independent Auditors

Board of Directors
Premier Pharmacy, Inc.

We have audited the accompanying balance sheet of Compuscript, Inc. (the Company) as of October 31, 1993 and December 31, 1992, and the related statements of income, stockholders' equity, and cash flows for the ten month period ended October 31, 1993 and year ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compuscript, Inc. at October 31, 1993 and December 31, 1992, and the results of its operations and its cash flows for the ten month period ended October 31, 1993 and year ended December 31, 1992, in conformity with generally accepted accounting principles.




                                                  Ernst & Young LLP

                                                  ERNST & YOUNG LLP





March 10, 1995

                              Compuscript, Inc.

                                Balance Sheets

                                                                 OCTOBER 31,         DECEMBER 31,
                                                                    1993                1992
                                                                 --------------------------------
ASSETS
Current assets:
  Cash                                                           $  149,513          $      169
  Accounts receivable                                               872,578             833,408
  Inventories                                                       467,438             449,943
  Prepaid expenses                                                    7,100                 690
                                                                 ------------------------------
Total current assets                                              1,496,629           1,284,210

Property and equipment:
  Leasehold improvements                                            115,726             109,913
  Automobiles                                                        54,492              39,895
  Furniture and fixtures                                            180,116             141,959
  Equipment                                                          69,460              44,949
                                                                 ------------------------------
                                                                    419,794             336,716
  Accumulated depreciation                                         (224,689)           (178,122)
                                                                 ------------------------------
                                                                    195,105             158,594

Other assets                                                          6,680               4,745
                                                                 ------------------------------
Total assets                                                     $1,698,414          $1,447,549
                                                                 ==============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                      $   620,723         $   674,580
  Current maturities of long-term debt                               76,360              85,219
                                                                 ------------------------------
Total current liabilities                                           697,083             759,799

Long-term debt, less current maturities                              67,237             107,222

Commitments

Stockholders' equity
  Common stock, no par value:
    Authorized, issued, and
      outstanding shares - 200                                            -                   -
    Paid-in capital                                                   1,000               1,000
    Retained earnings                                               933,094             579,528
                                                                 ------------------------------
Total stockholders' equity                                          934,094             580,528
                                                                 ------------------------------
Total liabilities and stockholders' equity                       $1,698,414          $1,447,549
                                                                 ==============================


See accompanying notes.

                              Compuscript, Inc.

                             Statements of Income


                                                                  TEN MONTH
                                                                 PERIOD ENDED         YEAR ENDED
                                                                 OCTOBER 31,         DECEMBER 31,
                                                                    1993                1992
                                                                 --------------------------------
 Revenues, net of discounts                                      $6,414,045          $5,597,982

 Cost of sales                                                    3,798,212           3,409,507
                                                                 ------------------------------
 Gross margin                                                     2,615,833           2,188,475
                                                                 ------------------------------

 Operating expenses:
   Salaries                                                       1,450,078           1,396,499
   Other operating expenses                                         560,156             554,352
   Depreciation                                                      53,938              54,434
                                                                 ------------------------------
 Total operating expenses                                         2,064,172           2,005,285

 Income from operations                                             551,661             183,190

 Interest expense                                                    15,166              21,036
                                                                 ------------------------------
 Net income                                                      $  536,495          $  162,154
                                                                 ==============================




See accompanying notes.

                              Compuscript, Inc.

                      Statements of Stockholders' Equity


                                     COMMON        PAID-IN       RETAINED
                                     STOCK         CAPITAL       EARNINGS          TOTAL
                                     --------------------------------------------------------
 Balance at January 1, 1992          $     -       $1,000        $ 417,374         $ 418,374
   Net income                                                      162,154           162,154
                                     -------------------------------------------------------
 Balance at December 31, 1992              -        1,000          579,528           580,528
   Net income                              -            -          536,495           536,495
   Dividends                               -            -         (182,928)         (182,928)
                                     -------------------------------------------------------
 Balance at October 31, 1993         $     -       $1,000        $ 933,094         $ 934,094
                                     =======================================================


See accompanying notes.

                               Compuscript, Inc.

                           Statements of Cash Flows


                                                                  TEN MONTH
                                                                PERIOD ENDED         YEAR ENDED
                                                                 OCTOBER 31          DECEMBER 31
                                                                    1993                1992
                                                                --------------------------------
 OPERATING ACTIVITIES
 Net income                                                      $ 536,495            $ 162,154
 Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                   53,938               54,434
     Changes in operating assets and liabilities:
       Accounts receivable                                         (39,170)            (328,246)
       Inventories                                                 (17,495)             (93,437)
       Prepaid expenses                                             (6,410)                (690)
       Accounts payable and accrued liabilities                    (53,857)             314,762
       Other                                                        (1,935)                 290
                                                                 ------------------------------
 Net cash provided by operating activities                         471,566              109,267

 INVESTING ACTIVITIES
 Capital expenditures                                              (92,656)             (63,390)
 Proceeds from the sale of property and equipment                    2,204                    -
                                                                 ------------------------------
 Net cash used for investing activities                            (90,452)             (63,390)

 FINANCING ACTIVITIES
 Proceeds from issuance of debt                                     26,395              100,000
 Payments on long-term debt                                        (75,239)            (163,069)
 Dividends                                                        (182,928)                   -
                                                                 ------------------------------
 Net cash used for financing activities                           (231,770)             (63,069)

 Net change in cash                                                149,344              (17,192)
 Cash at beginning of period                                           169               17,361
                                                                 ------------------------------
 Cash at end of period                                           $ 149,513            $     169
                                                                 ==============================

 SUPPLEMENTAL DISCLOSURES
 Cash paid during the period for interest                        $  15,166            $  21,036
                                                                 ==============================


See accompanying notes.

                               Compuscript, Inc.

                         Notes to Financial Statements

                               October 31, 1993



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Compuscript, Inc. (the Company) owns and operates long-term care pharmacies in New York. The Company was acquired by Premier Pharmacy, Inc. on November 1, 1993.

INVENTORIES

Inventories consist of pharmaceutical supplies and drugs stated at the lower of cost or market on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives (primarily five to seven years).

CONCENTRATION OF CREDIT RISK

The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral. Receivables are generally due within 30 days. There have been no credit losses from customers.

INCOME TAXES

The Company has elected to be taxed as an S Corporation. Therefore, taxable income of the Company is allocated to the stockholders and no income taxes are payable by the Company.

                               Compuscript, Inc.

2. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                     October 31,      December 31,
                                                                        1993             1992
                                                                     -----------------------------
 Term loan with Hudson Valley Bank; interest at 7.5%; due in monthly installments of approximately $4,167 plus interest through July 1994; guaranteed by stockholders of
    Compuscript                                                       $ 37,500          $  79,167

 Note payable; interest at 10%; due in monthly installments of approximately $2,868 through July 1996; guaranteed by
    stockholders of Compuscript                                         82,435            103,275

 Other                                                                  23,662              9,999
                                                                      ---------------------------
                                                                      $143,597           $192,441
                                                                      ===========================

The aggregate maturities of long-term debt at October 31, 1993 are as follows:

 For the two months ended December 31, 1993:                              $ 16,012

 For the year ended December 31:
      1994                                                                  66,820
      1995                                                                  37,372
      1996                                                                  22,825
      1997                                                                     568
      1998                                                                       -
                                                                          --------
                                                                          $143,597
                                                                          ========

3. RETIREMENT PLANS

Compuscript has a defined benefit pension plan covering all employees after age 21 who have completed two years of service. The benefits are based on years of service and the employee's average annual compensation during the five highest compensated years of employment. compuscript's policy is to make contributions to the plan in such amounts as are actuarially required to fund plan benefits. pension costs totaled $181,868 and $130,391 for 1993 and 1992, respectively. the plan was terminated with no additional liability to the company.

                               Compuscript, Inc.

4. Commitments

The company entered into an operating lease for office space. rent expense of $13,510 and $21,865 was recognized during the ten-month period ended october 31, 1993 and the year ended december 31, 1992, respectively. Future minimum rental payments under the operating lease are as follows:

 For the two months ended December 31, 1993:                 $  3,554

 For the year ended December 31:
     1994                                                      21,320
     1995                                                      21,320
     1996                                                      21,320
     1997                                                      21,320
     1998                                                      21,320
     Thereafter                                                63,960
                                                             --------
     Total future minimum payments                           $174,114
                                                             ========

                            CHOICE DRUG SYSTEM, INC.

                       PRO FORMA SELECTED FINANCIAL DATA

                                  (unaudited)



On May 22, 1995, Choice Drug Systems, Inc. (the "Company") closed on the acquisition of Premier Pharmacy, Inc. ("Premier"), a provider of institutional and hospital pharmacy services. The acquisition was accomplished by a merger of a wholly-owned subsidiary of the Company into Premier. The Company assumed responsibility for the operations effective June 1, 1995.

The unaudited pro forma income statement data for the year ended February 28, 1995 and the three months ended May 31, 1995 have been prepared based on historical income statements of the Company, as adjusted to reflect the acquisition of Premier as if such agreement had been effective March 1, 1994. The pro forma income statement data may not be indicative of the future results of operations and what the actual results of operations would have been had the acquisitions described above been effective March 1, 1994. The assets and liabilities of the Premier acquisition are included in the Company's balance sheet as of May 31, 1995 as filed on Form 10-Q, as amended, with the Commission on July 14, 1995 and thus no pro forma balance sheet is required or provided.

                           CHOICE DRUG SYSTEMS, INC.
                        PRO FORMA INCOME STATEMENT DATA
                      FOR THE YEAR ENDED FEBRUARY 28, 1995
                 (unaudited in thousands, except share amounts)


                                                  CHOICE DRUG            PREMIER
                                                 SYSTEMS, INC.        PHARMACY, INC.      ADJUSTMENTS         PRO-FORMA
                                                 -------------        --------------      -----------         ---------
Net Sales                                        $   43,507             $24,996             $    0            $   68,503

Cost of Sales                                        28,185              14,519                  0            $   42,704
                                                 ----------             -------             ------            ----------

Gross Profit                                         15,322              10,477                  0                25,799

Operating Expenses
   Selling and administrative expenses               18,637              10,185             (1,368)           $   27,454
   Depreciation                                         605                 363                  0                   968
                                                 ----------             -------             ------            ----------

Operating Income (Loss) from continuing              (3,920)                (71)             1,368                (2,623)
   operations before income taxes

Non-Operating expense (Income)
   Interest expense, net                                905                 591                (54)(B)             1,442

   Amortization expense                                 384                 404               (200)(C)               588
   Other Income                                        (421)                (56)                 0                  (477)
                                                 ----------             -------             ------            ----------
       Total non-operating expense                      868                 939               (254)                1,553

Income (Loss) from continuing operations             (4,788)             (1,010)             1,622                (4,176)
   before income taxes
Provision (benefit) for income taxes                   (466)                 77                681                   292
                                                 ----------             -------             ------            ----------

Income (Loss) from continuing operations            ($4,322)            ($1,087)            $  941               ($4,468)

Weighted average number of equivalent common
   shares outstanding                             6,458,891                                                    6,458,891
                                                 ----------                                                   ----------


Income (Loss) from continuing operations
   per share                                         ($0.67)                                                      ($0.69)
                                                 ----------                                                   ----------


         The accompanying notes are an integral part of this statement

                            CHOICE DRUG SYSTEMS,INC.
                        PRO FORMA INCOME STATEMENT DATA
                    FOR THE THREE MONTHS ENDED MAY 31, 1995
                 (unaudited in thousands, except share amounts)

                                                  CHOICE DRUG             PREMIER
                                                 SYSTEMS, INC.         PHARMACY, INC.       ADJUSTMENTS         PRO-FORMA
                                                 -------------         --------------       -----------         ---------

Net Sales                                           $   10,709                 $6,277              $  0        $   16,936

Cost of Sales                                            6,908                  3,679                 0        $   10,587
                                                    ----------                 ------              ----        ----------

Gross Profit                                             3,801                  2,548                 0             6,349

Operating Expenses
   Selling and administrative expenses                   4,078                  2,614              (342)       $    6,350
   Depreciation                                            152                     82                 0        $      234
                                                    ----------                 ------              ----        ----------

Operating Income (Loss) from continuing                   (429)                  (148)              342              (235)
   operations before income taxes

Non-Operating expenses (Income)
   Interest expense, net                                   216                    174               (14)(B)    $      375
   Amortization expense                                     85                    102               (50)(C)    $      137
   Other Income                                            (29)                    (7)                0        $      (36)
                                                    ----------                 ------              ----        ----------
       Total non-operating expense                         272                    269               (64)              477

Income (Loss) from continuing operations                  (701)                  (417)              406              (712)
   before income taxes
Provision benefit for income taxes                           0                      0                 0                 0
                                                    ----------                 ------              ----        ----------

Income (loss) from continuing operations                 ($701)                 ($417)             $406             ($712)

Weighted average number of equivalent common
   shares outstanding                                8,300,267                                                  8,300,267
                                                    ----------                                                 ----------

Income (Loss) from continuing operations per share      ($0.08)                                                   ($ 0.09)


         The accompanying notes are an integral part of this statement

                            CHOICE DRUG SYSTEM, INC.

                    NOTES TO PRO FORMA INCOME STATEMENT DATA

                      FOR THE YEAR ENDED FEBRUARY 28, 1995
                    AND THE THREE MONTHS ENDED MAY 31, 1995


(a) Reflects additional operating and general and administrative expenses of $1,368,000 for the year ended February 28, 1995 and $342,000 for the three months ended May 31, 1995 as a result of integrating acquired operations. This adjustment includes salary and personnel expenses for Premier and other corporate expenses which were terminated as a result of the merger.

(b) Reflects reduced interest expense as a result a 1% of lower interest cost under the Company's restructured line of credit agreement with CreditAnstalt which averaged $5,425,000 during the year.

(c) Reflects adjustments to amortization of goodwill and non-compete agreements associated with the acquisition calculated as follows:


                                                          YEAR ENDED              YEAR ENDED
                                                         FEB. 28, 1995           MAY 31, 1995
                                                         -------------           ------------
Premier amortization expense as recorded                   $404,000                $102,000
Post acquisition amortization expense                       204,000                  52,000
                                                           --------                --------
Pro Forma Adjustment                                       $200,000                $ 50,000


(d) Reflects income taxes for acquired operations at statutory rates.

                                  SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CHOICE DRUG SYSTEMS, INC.



                                    By:    /s/ Don H. Thompson
                                           -------------------------------------

                                    Name:  Don H. Thompson
                                           -------------------------------------

                                    Title: Senior Vice President
                                           and Principal Financial Officer
                                           -------------------------------------



Date:    August 4, 1995